UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2026
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Cohen & Steers Income Opportunities REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	333-288734	88-3609651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1166 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Offices) (Zip Code)
(212) 832-3232
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.    Entry into a Material Definitive Agreement.
Second Amended and Restated Expense Limitation and Reimbursement Agreement
On November 11, 2026, Cohen & Steers Income Opportunities REIT, Inc., a Maryland corporation (the “Company”), entered into a Second Amended and Restated Expense Limitation and Reimbursement Agreement (the “A&R Expense Limitation and Reimbursement Agreement”) by and between the Company and Cohen & Steers Capital Management, Inc. (the “Advisor”), which amends and restates in its entirety the Amended and Restated Expense Limitation Agreement, dated September 9, 2025, by and between the Company and the Advisor. Pursuant to the A&R Expense Limitation and Reimbursement Agreement, the Advisor has contractually agreed, until the earlier of (1) June 30, 2028 or (2) the month that the Company’s aggregate net asset value (“NAV”) is at least $750 million (the “Limitation Period”), to waive reimbursement and/or pay the Company’s Specified Expenses (as defined in the A&R Expense Limitation and Reimbursement Agreement) to the extent necessary to ensure the Company’s Specified Expenses will not exceed 0.50% of net assets (annualized). The Company has agreed to repay these amounts, when and if requested by the Advisor, but only if and to the extent that Specified Expenses are less than 0.50% of the average net asset value (annualized) (or, if a lower expense limit is then in effect, such lower limit) within three years after the date the Advisor waived or reimbursed such fees or expenses. Any Excess Expense (as defined in the A&R Expense Limitation and Reimbursement Agreement) will not be recognized as an expense until it is probable that the Company will reimburse the Advisor for such cost. This agreement cannot be terminated prior to the end of the Limitation Period without the consent of the board of directors of the Company, including a majority of independent directors.
The foregoing summary description of the A&R Expense Limitation and Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the A&R Expense Limitation and Reimbursement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Third Amended and Restated Advisory Agreement
On November 11, 2026, the Company entered into a Third Amended and Restated Advisory Agreement (the “Advisory Agreement”) by and among the Company, Cohen & Steers Income Opportunities REIT Operating Partnership, L.P. (the “Operating Partnership”) and the Advisor to extend the period during which the Advisor will advance certain of the Company’s organization and offering expenses. Pursuant to the Advisory Agreement, the Advisor shall pay for all Organization and Offering Expenses (other than Selling Commissions and Stockholder Servicing Fees) incurred through December 31, 2026. From and after January 1, 2027 until the earlier of (1) June 30, 2029 or (2) the last day of the month that the Company’s NAV is at least $1.0 billion (such date, the “Offering Expense Repayment Date”), the Advisor shall pay for Organization and Offering Expenses (other than Selling Commissions and Stockholder Servicing Fees) incurred to the extent such expenses exceed 0.20% of net assets (annualized) (the “Offering Expense Cap”). Prior to the Offering Expense Repayment Date, to the extent Organization and Offering Expenses (other than Selling Commissions and Stockholder Servicing Fees) incurred are less than the Offering Expense Cap, the Company shall bear such expenses and shall repay Organization and Offering Expenses previously advanced by the Advisor, in each case and in the aggregate, up to the Offering Expense Cap. The Company shall bear all Organization and Offering Expenses (other than Selling Commissions and Stockholder Servicing Fees) incurred from and after the Offering Expense Repayment Date, and all Organization and Offering Expenses paid by the Advisor pursuant to the terms of the Advisory Agreement and which were not previously repaid in accordance therewith shall be reimbursed by the Company to the Advisor in 60 equal monthly installments following the Offering Expense Repayment Date.

The foregoing summary description of the Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the Advisory Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Expense Limitation and Reimbursement Agreement, dated November 11, 2026
10.2	Third Amended and Restated Advisory Agreement, dated November 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & STEERS INCOME OPPORTUNITIES REIT, INC.

Date:	November 12, 2026

		By:	/s/ Arjun Mahalingam
		Name:	Arjun Mahalingam
		Title:	Chief Financial Officer & Treasurer